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                   [LIPID SCIENCES PRESS RELEASE LETTERHEAD]


FOR FURTHER INFORMATION CONTACT:

AT THE COMPANY:
Deborah S. Lorenz
Investor Relations &
Corporate Communications
925-249-4031
dlorenz@lipidsciences.com

FOR IMMEDIATE RELEASE
MARCH 3, 2003

                  LIPID SCIENCES ANNOUNCES DIRECTOR RESIGNATION

PLEASANTON, CALIF., MARCH 3, 2003 - LIPID SCIENCES, INC. (NASDAQ: LIPD), today announced the resignation of Bill E. Cham, Ph.D., as a member of the Board of Directors. Dr. Cham has been a Director since 1999 and was a co-founder of Lipid Sciences.

In announcing his resignation, Dr. Cham said, "I fully support the direction that the Board is taking the Company, including the new strategic direction announced earlier this year, and believe that the Company is in good hands. I will now be able to focus more specifically on my scientific research."

Commenting on Dr. Cham's resignation, Richard G. Babbitt, Chairman, said, "We wish Bill well and sincerely thank him for his service and scientific efforts that led to the development of our Viral Pathogen Inactivation (VPI(TM)) and Vascular Lipid Removal (VLR(TM)) platforms." The first indication being pursued by LIPD to demonstrate the efficacy of the application of the viral platform technology is HIV. The VPI technology successfully inactivated the HIV particle and has the potential to be a therapeutic treatment for this disease.

Lipid Sciences, Inc. is a development-stage biotechnology company that is researching and developing products and processes to treat major medical conditions, such as HIV and other viral infections, and cardiovascular disease in which lipids, or fat components, play a key role. The Company's technologies are based on a patented process that selectively removes lipids from proteins in blood plasma without disrupting protein function. This process of lipid removal, known as plasma delipidation, potentially reverses the condition while enhancing the body's natural ability to heal itself. The Company believes that this unique delipidation process has the potential for far-reaching implications for human health. It may provide an effective therapeutic effect on many infectious agents, including the viruses that cause AIDS, Hepatitis B, Hepatitis C, and herpes as well as reverse cardio- and cerebrovascular disease.

FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements concerning plans, objectives, goals, strategies, future events or performance as well as all other statements that are not statements of historical fact. The forward-looking statements contained in this release reflect our current beliefs and expectations on the date of this release. Actual results, performance or outcomes may differ materially from what is expressed in the forward-looking statements. Readers are referred to the documents filed by us with the SEC, specifically the most recent reports on Form 10-K and Form 10-Q which identify important risk factors that could cause actual results to differ from those contained in the forward-looking statements. In addition to those risk factors, other factors that could cause actual results to differ materially include the following: Our inability to obtain adequate funds; our inability to receive regulatory approval for our technology, which is only in the clinical development stage; delay or failure to complete clinical studies; our dependence on our license agreement with Aruba International; our reliance on collaborations with strategic partners; competition in our industry; failure to secure and enforce our intellectual property rights; risks associated with use of biological and hazardous materials; product liability claims; economic downturn in the real estate market; our dependence on key personnel; additional shares of common stock will become available for sale after expiration of certain lock-up periods; and existing stockholders may experience dilution if additional shares are issued to former NZ Corporation stockholders who have perfected certain rights.

The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes thereto included in our most recent reports on Form 10-K and Form 10-Q. Copies are available through the SEC's Electronic Data Gathering Analysis and Retrieval system (EDGAR) at www.sec.gov. Lipid Sciences assumes no obligation to update the forward-looking statements included in this document.